UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2021 (December 3, 2021)

RREEF Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55598		45-4478978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

875 Third Avenue, 26th Floor	New York,	NY	10022
(Address of Principal Executive Offices)			(Zip Code)
(212) 454-4500
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On December 3, 2021, the board of directors (the “Board”) of RREEF Property Trust, Inc. (the “Company”) appointed Anne-Marie Vandenberg to serve as Chief Executive Officer of the Company, effective immediately. Ms. Vandenberg will continue to serve as President of the Company and as a member of the Board.

Ms. Vandenberg succeeded W. Todd Henderson as the Chief Executive Officer of the Company. Mr. Henderson’s replacement was not due to any disagreement with the Company, its advisor or any of their affiliates. Mr. Henderson will continue to serve as a director and Chairman of the Board.

The appointment of Ms. Vandenberg was not made pursuant to any arrangement or understanding between her and any other person, and there are no transactions between the Company and Ms. Vandenberg that would be required to be reported under Item 404(a) of Regulation S-K. Ms. Vandenberg continues to be party to an indemnification agreement with the Company which was entered into in October 2018 in connection with her initial election to the Board and her appointment as President and Chief Operating Officer of the Company. Biographical information with respect to Ms. Vandenberg is set forth below:

Anne-Marie Vandenberg, 39, has served as the Chief Executive Officer of the Company since December 2021 and as President of the Company and a member of the Board since October 2018. She is also a Lead Portfolio Manager for DWS’s Alternatives platform. Ms. Vandenberg previously served as Chief Operating Officer of the Company from October 2018 to December 2021, and prior to that led the RREEF real estate defined contribution strategy. Ms. Vandenberg was previously the Head of Real Estate Capital Markets, responsible for asset and fund level financings across the Americas private real estate platform. In that role, she structured over 200 real estate and fund financing transactions totaling over $11.65 billion. She joined RREEF Real Estate in 2004 as part of the closing team, working on the acquisition and disposition of commercial real estate investments. In 2005, she transitioned to Capital Markets, ultimately taking on the leadership of the group in 2013. Ms. Vandenberg has also been involved in fund restructuring efforts, sits on RREEF’s Leadership Committee, the America’s Investment Strategy Council and has participated in the strategic capitalization of several real estate products on RREEF Real Estate’s platform. She is an active member of Urban Land Institute where she is a Vice Chair of the Urban Mixed Use and Development Silver Council. She is also the Chair Elect of the Institute of Portfolio Alternatives, a member of NCREIF and co-treasurer of DCREC. Ms. Vandenberg holds a B.A. from Tulane University, a M.S. in Real Estate Finance from DePaul University and a J.D. from The John Marshall Law School.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 9, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Eric Russell
Name:	Eric Russell
Title:	Chief Financial Officer
        Date: December 9, 2021